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                                 EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


Board of Directors
The Good Guys, Inc.




We consent to the incorporation by reference in Registration Statement Nos. 33-5935, 33-19342, 33-38749, 33-39421, 33-60957 and 333-67545 of The Good Guys,
Inc. on Form S-8 and in Registration Statement Nos. 333-87477 on Form S-3 of our report dated November 3, 1999, incorporated by reference in this Annual Report on Form 10-K of The Good Guys, Inc. for the fiscal year ended
September 30, 1999.





DELOITTE & TOUCH LLP

December 22, 1999